Exhibit 99.1

Contacts: Media	Investors
Dan Diaz	Mike Salop
720-332-5564	720-332-8276
daniel.diaz@westernunion.com	mike.salop@westernunion.com

Western Union Reports First Quarter Results
Revenue $1.3 Billion, Earnings per Share $0.37
$260 Million Returned to Shareholders through Repurchases and Dividends
2013 Full Year Financial Outlook Affirmed
_________________________________________________________

Englewood, Colo., April 30, 2013 - The Western Union Company (NYSE: WU) today reported financial results for the 2013 first quarter. The Company also affirmed its full year financial outlook provided on February 12, 2013.

“The first quarter provided signs that we are making progress with our strategies to strengthen consumer money transfer, increase customers and usage in business-to-business, and generate and deploy strong cash flow for our shareholders,” said President and Chief Executive Officer Hikmet Ersek. “Our strategic pricing investments in consumer money transfer are working, electronic channels continue to expand at a robust pace, and Business Solutions delivered solid results. As we stated in February, we expect 2013 to be a transitional year as we implement key strategic actions, but we remain confident these actions will drive revenue and profit growth in 2014 and beyond.”

In the first quarter revenues declined 5%, or 4% on a constant currency basis. The revenue decline was primarily driven by the Consumer-to-Consumer (C2C) segment, which was impacted by pricing investments and compliance related changes. C2C revenues declined 7%, including a negative 2% impact from the Vigo and Orlandi Valuta brands and a negative 1% impact from currency.

Total C2C transactions decreased 2%, primarily due to the impact of compliance related changes implemented in the third quarter of 2012 that affected the Vigo and Orlandi Valuta brands. Western Union branded C2C transactions increased 2%. Pricing investments in key corridors increased transaction growth as anticipated; however, these benefits were partially offset by the impact of compliance related actions in various corridors, softness in certain markets, and challenging prior year comparisons. The Company expects C2C transaction trends to improve sequentially throughout the remainder of 2013, driven by increased traction from the pricing investments, the rollout of added capabilities in the online business, and expansion of the agent network.

Consumer-to-Business (C2B) revenues declined 1%, including a negative 4% impact from currency. Western Union Business Solutions revenues increased 7%, with no impact from currency translation.

GAAP operating margin was 22.4%, which compares to 23.9% in the first quarter of 2012. The Company expects 2013 full year operating margins of approximately 20%, but the first quarter margin benefited from the timing of certain expenses. Earnings per share of $0.37 compares to $0.40 in the prior year period.

Progress on 2013 Key Strategies

Strengthen consumer money transfer
The increased pricing investments intended to regain customer momentum are meeting the Company's transaction volume objectives. In the fourth quarter of 2012, approximately 50% of the planned pricing investments for the year were initiated in select corridors. In the first quarter total C2C transactions increased in the low teens in these corridors. By the end of the first quarter, approximately 75% of the planned pricing investments for the year had been initiated.

Pricing investments in Mexico are delivering targeted results, and the Company also signed new agents to expand its network in the country. Western Union branded transactions in Mexico increased 9% in the first quarter, which compares to a 2% growth rate in the fourth quarter, despite softness in the overall Mexico remittance market.

Electronic channels continued to expand, with revenue growth of 18% in the quarter. Westernunion.com online money transfer transactions increased 60%, and transactions from account based money transfer through banks increased 45%.

Increase customers and usage in business-to-business
Enhanced go-to-market processes and execution are aiding Western Union Business Solutions growth. In the first quarter, the 7% revenue increase in business-to-business was driven by incremental customer hedging activity and the addition of the Travelex Global Business Payments (TGBP) business in France, which was acquired in the second quarter of 2012. New products and services continue to be introduced, including cash management tools for small and medium-sized business clients and currency options in the U.K.

Generate and deploy strong cash flow for shareholders
Cash flow from operating activities was $237 million in the quarter. The Company returned $260 million to shareholders, consisting of $190 million of share repurchases and $70 million of dividends.

The Company expects to generate cash flow from operating activities of approximately $900 million in 2013, or approximately $1 billion excluding final tax payments related to the agreement announced with the Internal Revenue Service in December 2011 (IRS Agreement).

Full year share repurchases and dividends are expected to total approximately $700 million, which represents approximately 8% of current market capitalization.

2013 Full Year Outlook

The Company affirms its full year outlook for 2013 provided on February 12:

Revenue and C2C Transactions

•	Low single digit constant currency revenue declines

•	Consumer money transfer pricing investments of approximately $300 million, or 5% of total Company revenue, are reflected in the outlook

•	Mid to high single digit Western Union brand C2C transaction increases

•	Overall C2C transaction growth approximately 2 percentage points lower than the Western Union brand due to declines from Vigo and Orlandi Valuta resulting from compliance related actions
Operating Margins

•	GAAP operating margin of approximately 20%

•	EBITDA margin of approximately 24.5%
Tax Rate

•	Effective tax rate of approximately 15%
Earnings per Share

•	GAAP EPS in a range of $1.33 to $1.43
Cash Flow

•	Cash flow from operating activities of approximately $900 million, or approximately $1 billion excluding anticipated final tax payments of approximately $100 million relating to the IRS Agreement.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. These non-GAAP financial measures include revenue change constant currency adjusted; 2013 EBITDA margin outlook; 2013 operating cash flow outlook IRS Agreement adjusted; and additional measures found in the supplemental schedule included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company's website at
http://ir.westernunion.com.

EBITDA

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

Currency

Constant currency results assume foreign revenues and expenses are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. Constant currency results also assume any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the U.S. dollar, net of the effect of foreign currency hedges, would have been consistent with the prior year. Additionally, the measurement assumes the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges is consistent with the prior year.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial 1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 5745293.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately one hour after the call ends through
May 14, 2013, at 1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.). The pass code is 5745293. A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2012. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: deterioration in consumers' and clients' confidence in our business, or in money transfer and payment service providers generally; changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns and financial market disruptions; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole; failure to compete effectively in the money transfer and payment service industry with respect to global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including telecommunications providers, card associations, card-based payment providers and electronic and Internet providers; the pricing of our services and any pricing reductions, and their impact on our consumers and our financial results; our ability to adapt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new services and enhancements, and gain market acceptance of such services; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; interruptions of United States government relations with countries in which we have or are implementing significant business relationships with agents or clients; changes in immigration laws, interruptions in immigration patterns and other factors related to migrants; mergers, acquisitions and integration of acquired businesses and technologies into our Company, including Travelex Global Business Payments, and the realization of anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-performance by our banks, lenders, other financial services providers or insurers; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; any material breach of security or safeguards of or interruptions in any of our systems; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; changes in tax laws and unfavorable resolution of tax contingencies; cessation of or defects in various services provided to us by third-party vendors; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate; and changes in industry standards affecting our business; (ii) events related to our regulatory and litigation environment, such as: the failure by us, our agents or their subagents to comply with laws and regulations, including regulatory or judicial interpretations thereof, designed to detect and prevent money laundering, terrorist financing, fraud and other illicit activity, and increased costs or loss of business associated with compliance with those laws and regulations; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code, governmental or judicial interpretations thereof and industry practices and standards, including the impact of the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act; liabilities resulting from a failure of our agents or their subagents to comply with laws and regulations; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards affecting us, our agents, or their subagents; liabilities and unanticipated developments resulting from governmental investigations and consent agreements with, or enforcement actions by, regulators, including those associated with compliance with, failure to comply with, or extension of, the settlement agreement with the State of Arizona; the impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act, the rules promulgated there-under, and the actions of the Consumer Financial Protection Bureau; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; and changes in accounting standards, rules and interpretations; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. As of March 31, 2013, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of approximately 515,000 agent locations in 200 countries and territories. In 2012, The Western Union Company completed 231 million consumer-to-consumer transactions worldwide, moving $79 billion of principal between consumers, and 432 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	1Q12	2Q12	3Q12	4Q12	FY2012	1Q13
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		9%	4%	1%	0%	3%	(5)%
Consolidated revenues (constant currency) - YoY % change	a	9%	7%	3%	0%	5%	(4)%
Agent locations		495,000	510,000	510,000	510,000	510,000	515,000

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		4%	0%	(4)%	(2)%	(1)%	(7)%
Revenues (constant currency) - YoY % change	c	5%	3%	(1)%	(2)%	1%	(6)%
Operating margin		27.7%	28.5%	29.4%	25.0%	27.6%	25.4%

Transactions (in millions)		56.37	58.49	57.47	58.65	230.98	55.44
Transactions - YoY% change		7%	4%	0%	(1)%	2%	(2)%

Total principal ($ - billions)		19.5	20.1	19.7	20.0	79.3	18.9
Principal per transaction ($ - dollars)		346	344	342	341	343	341
Principal per transaction - YoY % change		(4)%	(6)%	(6)%	(2)%	(5)%	(1)%
Principal per transaction (constant currency) - YoY % change	d	(3)%	(3)%	(3)%	(2)%	(3)%	(1)%

Cross-border principal ($ - billions)		17.5	18.2	17.6	18.0	71.3	16.9
Cross-border principal - YoY % change		2%	(2)%	(7)%	(3)%	(3)%	(3)%
Cross-border principal (constant currency) - YoY % change	e	3%	1%	(4)%	(2)%	0%	(3)%

Europe and CIS region revenues - YoY % change	l, m	0%	(8)%	(9)%	(5)%	(6)%	(6)%
Europe and CIS region transactions - YoY % change	l, m	1%	(2)%	(3)%	0%	(1)%	(1)%

North America region revenues - YoY % change	l, n	5%	0%	(8)%	(9)%	(3)%	(15)%
North America region transactions - YoY % change	l, n	6%	2%	(5)%	(6)%	(1)%	(7)%

Middle East and Africa region revenues - YoY % change	l, o	6%	3%	0%	3%	3%	0%
Middle East and Africa region transactions - YoY % change	l, o	9%	9%	4%	6%	7%	4%

APAC region revenues - YoY % change	l, p	7%	4%	1%	0%	3%	(5)%
APAC region transactions - YoY % change	l, p	6%	5%	2%	0%	3%	0%

LACA region revenues - YoY % change	l, q	2%	5%	4%	2%	3%	(7)%
LACA region transactions - YoY % change	l, q	8%	5%	(2)%	(5)%	1%	(10)%

THE WESTERN UNION COMPANY
KEY STATISTICS
(Unaudited)

	Notes*	1Q12	2Q12	3Q12	4Q12	FY2012	1Q13
westernunion.com region revenues - YoY % change	l, r	39%	23%	22%	16%	24%	13%
westernunion.com region transactions - YoY % change	l, r	41%	35%	40%	46%	41%	60%

International revenues - YoY % change	s	4%	(1)%	(2)%	1%	0%	(2)%
International transactions - YoY % change	s	7%	5%	2%	3%	4%	1%
International revenues - % of C2C segment revenues	s	69%	69%	71%	73%	71%	72%

United States originated revenues - YoY % change	t	6%	1%	(6)%	(11)%	(3)%	(17)%
United States originated transactions - YoY % change	t	6%	2%	(4)%	(5)%	0%	(5)%
United States originated revenues - % of C2C segment revenues	t	31%	31%	29%	27%	29%	28%

Electronic channels revenues - YoY % change	u	38%	26%	25%	22%	27%	18%

Consumer-to-Business (C2B) Segment
Revenues (GAAP) - YoY % change		1%	(3)%	(5)%	(1)%	(2)%	(1)%
Revenues (constant currency) - YoY % change	f	3%	0%	(2)%	2%	1%	3%
Operating margin		26.5%	22.4%	25.3%	17.0%	22.8%	24.7%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		**	**	**	**	**	7%
Revenues (constant currency) - YoY % change	g	**	**	**	**	**	7%
Operating margin		(17.0)%	(15.7)%	(7.9)%	(19.4)%	(14.9)%	(6.7)%
Depreciation and amortization		15.2	15.4	17.4	17.7	65.7	15.3
TGBP integration expense	v	6.4	14.5	10.3	11.6	42.8	3.9

% of Total Company Revenue
Consumer-to-Consumer segment revenues		81%	81%	81%	81%	81%	79%
Consumer-to-Business segment revenues		11%	11%	10%	11%	11%	12%
Business Solutions segment revenues		6%	6%	7%	6%	6%	7%
Consumer-to-Consumer region revenues:
Europe and CIS revenues	l, m	22%	22%	22%	22%	22%	21%
North America revenues	l, n	21%	21%	20%	19%	20%	19%
Middle East and Africa revenues	l, o	15%	15%	15%	16%	15%	16%
APAC revenues	l, p	12%	12%	12%	12%	12%	12%
LACA revenues	l, q	9%	9%	9%	9%	9%	8%
westernunion.com revenues	l, r	2%	2%	3%	3%	3%	3%
Electronic channels revenues	u	3%	3%	4%	4%	4%	4%
Prepaid revenues	w	1%	1%	1%	1%	1%	1%
Marketing expense	x	3.8%	3.7%	4.2%	5.1%	4.2%	3.9%

* See page 13 of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

** Calculation of growth percentage is not meaningful due to the impact of the TGBP acquisition in November 2011.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2013	2012	% Change
Revenues:
Transaction fees	$978.0	$1,040.9	(6)%
Foreign exchange revenues	312.4	322.6	(3)%
Other revenues	35.0	29.9	17%
Total revenues	1,325.4	1,393.4	(5)%
Expenses:
Cost of services	759.4	783.0	(3)%
Selling, general and administrative	269.1	277.9	(3)%
Total expenses	1,028.5	1,060.9	(3)%
Operating income	296.9	332.5	(11)%
Other income/(expense):
Interest income	0.4	1.5	(73)%
Interest expense	(48.9)	(44.4)	10%
Derivative gains, net	0.5	1.6	(69)%
Other income/(expense), net	1.3	(1.1)	(a)
Total other expense, net	(46.7)	(42.4)	10%
Income before income taxes	250.2	290.1	(14)%
Provision for income taxes	38.2	42.8	(11)%
Net income	$212.0	$247.3	(14)%
Earnings per share:
Basic	$0.37	$0.40	(8)%
Diluted	$0.37	$0.40	(8)%
Weighted-average shares outstanding:
Basic	567.6	619.1
Diluted	569.7	621.9

Cash dividends declared per common share	$0.125	$0.10	25%

__________
(a) Calculation not meaningful.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in millions, except per share amounts)

	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents (a)	$1,417.1	$1,776.5
Settlement assets	3,319.2	3,114.6
Property and equipment, net of accumulated depreciation of
$402.2 and $384.5, respectively	198.7	196.1
Goodwill	3,178.5	3,179.7
Other intangible assets, net of accumulated amortization of
$562.3 and $519.7, respectively	863.3	878.9
Other assets	384.9	319.9
Total assets	$9,361.7	$9,465.7
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued liabilities	$524.2	$556.2
Settlement obligations	3,319.2	3,114.6
Income taxes payable	228.5	218.3
Deferred tax liability, net	354.0	352.1
Borrowings	3,726.8	4,029.2
Other liabilities	291.4	254.7
Total liabilities	8,444.1	8,525.1
Stockholders' equity:
Preferred stock, $1.00 par value; 10 shares authorized;
no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized;
559.4 shares and 572.1 shares issued and outstanding as of
March 31, 2013 and December 31, 2012, respectively	5.6	5.7
Capital surplus	342.9	332.8
Retained earnings	702.8	754.7
Accumulated other comprehensive loss	(133.7)	(152.6)
Total stockholders' equity	917.6	940.6
Total liabilities and stockholders' equity	$9,361.7	$9,465.7

__________
(a) Approximately $870 million was held by entities outside of the United States as of March 31, 2013.

THE WESTERN UNION COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2013	2012
Cash Flows From Operating Activities
Net income	$212.0	$247.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15.4	15.3
Amortization	47.5	48.6
Other non-cash items, net	9.3	1.6
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	(10.4)	(10.1)
Accounts payable and accrued liabilities	(36.1)	(35.7)
Income taxes payable (a)	7.3	(40.1)
Other liabilities	(7.7)	(11.9)
Net cash provided by operating activities	237.3	215.0
Cash Flows From Investing Activities
Capitalization of contract costs	(11.8)	(55.8)
Capitalization of purchased and developed software	(8.8)	(5.8)
Purchases of property and equipment	(17.3)	(14.2)
Net cash used in investing activities	(37.9)	(75.8)
Cash Flows From Financing Activities
Proceeds from exercise of options	1.7	41.2
Cash dividends paid	(70.3)	(61.6)
Common stock repurchased	(190.2)	(146.8)
Net proceeds from commercial paper	—	53.0
Principal payments on borrowings	(300.0)	—
Net cash used in financing activities	(558.8)	(114.2)
Net change in cash and cash equivalents	(359.4)	25.0
Cash and cash equivalents at beginning of period	1,776.5	1,370.9
Cash and cash equivalents at end of period	$1,417.1	$1,395.9

__________
(a)
The Company made tax payments of approximately $65 million in the first quarter of 2012 due to the December 2011 agreement with the United States Internal Revenue Services ("IRS") resolving substantially all of the issues related to the restructuring of our international operations in 2003 ("IRS Agreement").

THE WESTERN UNION COMPANY
SUMMARY SEGMENT DATA
(Unaudited)
(in millions)

	Three Months Ended March 31,
	2013	2012	% Change
Revenues:
Consumer-to-Consumer (C2C):
Transaction fees	$809.6	$872.0	(7)%
Foreign exchange revenues	225.6	239.4	(6)%
Other revenues	15.0	13.2	14%
Total Consumer-to-Consumer:	1,050.2	1,124.6	(7)%
Consumer-to-Business (C2B):
Transaction fees	145.8	147.7	(1)%
Foreign exchange and other revenues	7.9	7.4	7%
Total Consumer-to-Business:	153.7	155.1	(1)%
Business Solutions (B2B):
Foreign exchange revenues	84.0	80.1	5%
Transaction fees and other revenues	8.8	6.8	29%
Total Business Solutions:	92.8	86.9	7%
Other:
Total revenues	28.7	26.8	7%
Total consolidated revenues	$1,325.4	$1,393.4	(5)%
Operating income/(loss):
Consumer-to-Consumer	$267.1	$311.3	(14)%
Consumer-to-Business	37.9	41.1	(8)%
Business Solutions (a)	(6.2)	(14.8)	(b)
Other	(1.9)	(5.1)	(b)
Total consolidated operating income	$296.9	$332.5	(11)%
Operating income/(loss) margin:
Consumer-to-Consumer	25.4%	27.7%	(2.3)%
Consumer-to-Business	24.7%	26.5%	(1.8)%
Business Solutions	(6.7)%	(17.0)%	10.3%
Total consolidated operating income margin	22.4%	23.9%	(1.5)%
Depreciation and amortization:
Consumer-to-Consumer	$41.9	$42.8	(2)%
Consumer-to-Business	3.8	3.9	(3)%
Business Solutions	15.3	15.2	1%
Other	1.9	2.0	(5)%
Total consolidated depreciation and amortization	$62.9	$63.9	(2)%

__________
(a)	Business Solutions operating loss includes TGBP integration expense of $3.9 million and $6.4 million for the three months ended March 31, 2013 and 2012, respectively.
(b)	Calculation not meaningful.

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.
A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below.
All adjusted year-over-year changes were calculated using prior year reported amounts, unless indicated otherwise.

		1Q12	2Q12	3Q12	4Q12	FY2012	1Q13
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,393.4	$1,425.1	$1,421.6	$1,424.7	$5,664.8	$1,325.4
	Foreign currency translation impact (h)	8.1	34.6	37.7	13.4	93.8	12.3
	Revenues, constant currency adjusted	$1,401.5	$1,459.7	$1,459.3	$1,438.1	$5,758.6	$1,337.7
	Prior year revenues, as reported (GAAP)	$1,283.0	$1,366.3	$1,410.8	$1,431.3	$5,491.4	$1,393.4
	Pro forma prior year revenues, TGBP adjusted (i)	$1,338.0	$1,426.0	$1,474.8	$1,456.2	$5,695.0	N/A
	Revenue change, as reported (GAAP)	9%	4%	1%	0%	3%	(5)%
	Revenue change, constant currency adjusted	9%	7%	3%	0%	5%	(4)%
	Pro forma revenue change, TGBP adjusted	4%	0%	(4)%	(2)%	(1)%	N/A
	Pro forma revenue change, TGBP and constant currency adjusted	5%	2%	(1)%	(1)%	1%	N/A

(b)	Operating income, as reported (GAAP)	$332.5	$345.9	$365.6	$286.0	$1,330.0	$296.9
	Reversal of depreciation and amortization (j)	63.9	59.0	61.2	62.0	246.1	62.9
	EBITDA (j)	$396.4	$404.9	$426.8	$348.0	$1,576.1	$359.8
	Operating income margin, as reported (GAAP)	23.9%	24.3%	25.7%	20.1%	23.5%	22.4%
	EBITDA margin	28.4%	28.4%	30.0%	24.4%	27.8%	27.1%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q12	2Q12	3Q12	4Q12	FY2012	1Q13
	Consumer-to-Consumer Segment
(c)	Revenues, as reported (GAAP)	$1,124.6	$1,155.0	$1,151.5	$1,153.2	$4,584.3	$1,050.2
	Foreign currency translation impact (h)	5.2	30.1	32.8	9.5	77.6	6.1
	Revenues, constant currency adjusted	$1,129.8	$1,185.1	$1,184.3	$1,162.7	$4,661.9	$1,056.3
	Prior year revenues, as reported (GAAP)	$1,078.1	$1,155.1	$1,193.3	$1,181.9	$4,608.4	$1,124.6
	Revenue change, as reported (GAAP)	4%	0%	(4)%	(2)%	(1)%	(7)%
	Revenue change, constant currency adjusted	5%	3%	(1)%	(2)%	1%	(6)%

(d)	Principal per transaction, as reported ($ - dollars)	$346	$344	$342	$341	$343	$341
	Foreign currency translation impact (h) ($ - dollars)	3	11	12	2	8	—
	Principal per transaction, constant currency adjusted ($ - dollars)	$349	$355	$354	$343	$351	$341
	Prior year principal per transaction, as reported ($ - dollars)	$360	$365	$366	$349	$360	$346
	Principal per transaction change, as reported	(4)%	(6)%	(6)%	(2)%	(5)%	(1)%
	Principal per transaction change, constant currency adjusted	(3)%	(3)%	(3)%	(2)%	(3)%	(1)%

(e)	Cross-border principal, as reported ($ - billions)	$17.5	$18.2	$17.6	$18.0	$71.3	$16.9
	Foreign currency translation impact (h) ($ - billions)	0.2	0.6	0.7	0.1	1.6	0.1
	Cross-border principal, constant currency adjusted ($ - billions)	$17.7	$18.8	$18.3	$18.1	$72.9	$17.0
	Prior year cross-border principal, as reported ($ - billions)	$17.1	$18.6	$19.0	$18.5	$73.2	$17.5
	Cross-border principal change, as reported	2%	(2)%	(7)%	(3)%	(3)%	(3)%
	Cross-border principal change, constant currency adjusted	3%	1%	(4)%	(2)%	0%	(3)%

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

		1Q12	2Q12	3Q12	4Q12	FY2012	1Q13
	Consumer-to-Business Segment
(f)	Revenues, as reported (GAAP)	$155.1	$149.4	$147.3	$152.1	$603.9	$153.7
	Foreign currency translation impact (h)	2.9	3.5	4.2	4.9	15.5	5.9
	Revenues, constant currency adjusted	$158.0	$152.9	$151.5	$157.0	$619.4	$159.6
	Prior year revenues, as reported (GAAP)	$153.2	$153.5	$155.3	$153.9	$615.9	$155.1
	Revenue change, as reported (GAAP)	1%	(3)%	(5)%	(1)%	(2)%	(1)%
	Revenue change, constant currency adjusted	3%	0%	(2)%	2%	1%	3%

	Business Solutions Segment
(g)	Revenues, as reported (GAAP)	$86.9	$92.5	$95.4	$92.6	$367.4	$92.8
	Foreign currency translation impact (h)	(0.1)	0.9	0.6	(1.0)	0.4	0.2
	Revenues, constant currency adjusted	$86.8	$93.4	$96.0	$91.6	$367.8	$93.0
	Prior year revenues, as reported (GAAP)	$27.9	$31.4	$33.6	$68.2	$161.1	$86.9
	Pro forma prior year revenues, TGBP adjusted (i)	$82.9	$91.1	$97.6	$93.1	$364.7	N/A
	Revenue change, as reported (GAAP)	**	**	**	**	**	7%
	Revenue change, constant currency adjusted	**	**	**	**	**	7%
	Pro forma revenue change, TGBP adjusted	5%	2%	(2)%	(1)%	1%	N/A
	Pro forma revenue change, TGBP and constant currency adjusted	4%	4%	0%	(2)%	2%	N/A

	2013 Outlook Metrics
	Operating income margin (GAAP)	20.0%
	Depreciation and amortization impact	4.5%
	EBITDA margin (j)	24.5%

	Operating cash flow (GAAP)	$900
	Payments on IRS Agreement (k)	100
	Operating cash flow, IRS Agreement adjusted	$1,000

THE WESTERN UNION COMPANY
NOTES TO KEY STATISTICS
(in millions, unless indicated otherwise)
(Unaudited)

Non-GAAP related notes:
(h)
Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(i)
Represents the pro forma incremental impact of Travelex Global Business Payments ("TGBP") on Consolidated and Business Solutions segment revenues. Pro forma revenues presents the results of operations of the Company and its Business Solutions segment as they may have appeared had the acquisition of TGBP occurred as of January 1, 2011. The pro forma information is provided for illustrative purposes only and does not purport to present what the actual results of operations would have been had the acquisition actually occurred on the date indicated. The results of operations for TGBP have been included in Consolidated and Business Solutions segment revenues from November 7, 2011, the date of acquisition.

(j)	Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) results from taking operating income and adjusting for depreciation and amortization expenses.
(k)
Represents the remaining tax payments of approximately $100 million the Company expects to make due to the December 2011 agreement with the IRS resolving substantially all of the issues related to the restructuring of our international operations in 2003.

Other notes:
(l)
Geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid. For transactions originated and paid in different regions, the Company splits the transaction count and revenue between the two regions, with each region receiving 50%. For money transfers initiated and paid in the same region, 100% of the revenue and transactions are attributed to that region. For money transfers initiated through the Company’s websites (“westernunion.com”), 100% of the revenue and transactions are attributed to that business.

(m)	Represents the Europe and the Commonwealth of Independent States ("CIS") region of our Consumer-to-Consumer segment.
(n)	Represents the North America region of our Consumer-to-Consumer segment, including the United States, Mexico, and Canada.
(o)	Represents the Middle East and Africa region of our Consumer-to-Consumer segment.
(p)	Represents the Asia Pacific ("APAC") region of our Consumer-to-Consumer segment, including India, China, and South Asia.
(q)	Represents the Latin America and the Caribbean ("LACA") region of our Consumer-to-Consumer segment.
(r)	Represents transactions initiated on westernunion.com which are primarily paid out at Western Union agent locations in the respective regions.
(s)	Represents transactions between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.
(t)	Represents transactions originated in the United States, including intra-country transactions.
(u)	Represents revenue generated from electronic channels, which include westernunion.com, account based money transfer and mobile money transfer (included in the various segments).
(v)
TGBP integration expense consists primarily of severance and other benefits, retention, direct and incremental expense consisting of facility relocation, consolidation and closures; IT systems integration; amortization of a transitional trademark license; and other expenses such as training, travel and professional fees. Integration expense does not include costs related to the completion of the TGBP acquisition.

(w)	Represents revenue from prepaid services. This revenue is included within Other.
(x)	Marketing expense includes advertising, events, costs to administer loyalty programs, and the cost of employees dedicated to marketing activities.